[LETTERHEAD OF HUDSON UNITED BANCORP]




March __, 2000

Mr. John McIlwain
c/o Hudson United Bank
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Dear Mr. McIlwain:

Hudson United Bancorp, Hudson United Bank and you are party to the attached Change In Control, Severance and Employment Agreement dated January 1, 1997 (the "Agreement"). As indicated in the Background section of the Agreement, one of the reasons for entering into the Agreement was to cause you not to be distracted by the personal uncertainties and risks created by any proposed business combination with another entity. To further that goal, we wish to clarify certain provisions of the Agreement to make certain that they reflect unambiguously the original intent of the parties to the Agreement. While we view these matters as clarifications of our existing understanding, we intend this letter to have the force and effect of an amendment to the Agreement. Thus, if and to the extent that the Agreement is inconsistent with this letter, we hereby agree that the terms set forth in this letter shall be controlling.

We hereby clarify the Agreement (and if and to the extent that the Agreement is inconsistent with the following, we hereby amend the Agreement) as follows:

A. Time of Change in Control: Section 1(b)(ii)(B) of the Agreement provides that a Change in Control of HUBCO shall be deemed to occur:

                        forty-five (45) days prior to the date HUBCO enters into a definitive agreement to merge, consolidate, combine or sell the assets of HUBCO; provided however, that for purposes of any resignation by the Executive, the Change in Control shall not be deemed to occur until the consummation of the merger, consolidation, combination or sale, as the case may be, except if this Agreement is not expressly assumed in writing by the acquiring company, then the Change in Control shall be deemed to occur the day before the consummation; and further provided that if any definitive agreement to merge, consolidate, combine or sell assets is terminated without consummation of the acquisition, then no Change in Control shall have been deemed to have occurred . . .

It is our mutual intention with respect to the foregoing language, and the foregoing language shall be so construed, as follows (or such language is hereby amended if and to the extent necessary to make it consistent with the following):

            The concept of looking back 45 days prior to entry into a definitive agreement was intended solely to assure the Executive that the Executive's change in control protection would be available if the parties negotiating a merger terminated the Executive's employment before executing the definitive merger agreement. Thus, the 45 day "look-back" is to be used solely in determining when the "Contract Period" begins under the Agreement. In the context of the pending Hudson-Dime merger (assuming it is consummated), the "Contract Period" began 45 days prior to execution of the merger agreement, or August 1, 1999. However, we also included language in this subparagraph to assure that the Executive could not trigger Change in Control payments by resigning before the merger was completed. Thus, in the context of the pending Hudson-Dime merger, if the Executive resigns before the merger is consummated, the "Contract Period" would be deemed never to have begun, and the Executive would not be entitled to payment under the Agreement.


B. Definition of Good Reason: "Good Reason" is defined in Section 1(e) of the Agreement to include the following, if taken without Executive's express written consent:

                                    "(i)  The  assignment  to  Executive  of any
                        duties inconsistent with, or the reduction of authority, powers or responsibilities associated with, Executive's position, title, duties, responsibilities and status with the Company immediately prior to a Change in Control; any removal of Executive from, or any failure to re-elect Executive to, any position(s) or office(s) Executive held immediately prior to such Change in Control. A change in position, title, duties, responsibilities and status or position(s) or office(s) resulting from a Change in Control or from a merger or consolidation of the Company into or with another bank or company shall not meet the requirements of this paragraph if, and only if, the Executive's new title, duties and responsibilities are accepted in writing by the Executive, in the sole discretion of the Executive."

It is our mutual intention with respect to the foregoing language, and the foregoing language shall be so construed, as follows (or such language is hereby amended if and to the extent necessary to make it consistent with the following):

            The language, "A change . . . shall not meet the requirements of this paragraph if, and only if the Executive's new title, duties and responsibilities are accepted in writing by the Executive, in the sole discretion of the Executive" was intended to assure that the Executive will have complete and absolute discretion to waive (or not to waive) the Executive's rights to claim "Good Reason" based upon a particular change, or set of changes, in position, title, duties and/or responsibilities. Subject to paragraph C below, no waiver is to occur, or be inferred, from any act of the Executive other than delivery of a document, signed by the Executive, which specifically states that the Executive accepts the Executive's new title, duties and responsibilities for purposes of section 1(e) of the Agreement. Without delivery of such a document, no continuation in the employ of the surviving corporation or its subsidiaries following the merger, and no other document(s) signed by the Executive of any sort (including without limitation any documents relating to, or in the capacity of, the Executive's new position, title, duties and/or responsibilities), will waive the right to claim Good Reason under paragraph 1(e) of the Agreement.


C. Resignation for Good Reason; Resignation After First 90 Days: Section 9(b) of the Agreement provides that "For the first 90 days after a Change in Control, the Executive may resign for Good Reason during the Contract Period upon prior written notice to the Company." Section 9(c) of the Agreement provides that "Commencing 90 calendar days after a Change in Control and continuing thereafter during the Contract Period, the Executive may resign for any reason whatsoever and need not specify the reason, upon four weeks written notice to the Company and, for these purposes, the effective date of the resignation and not the date of the notice must be 90 calendar days after the Change in Control."

It is our mutual intention with respect to the foregoing language, and the foregoing language shall be so construed, as follows (or such language is hereby amended if and to the extent necessary to make it consistent with the following):

            The language, "For the first 90 days after a Change in Control," means, in the context of a merger, the first 90 days after consummation of the merger. In the context of a merger, it is intended by Section 9(b) that the Executive will have the absolute right to resign for Good Reason at any time during the first 90 days following consummation of the merger and be paid in full under Section 9(d) of the Agreement, so long as an event which constitutes Good Reason has occurred and the Executive gives written notice prior to the resignation. In the context of a merger, it is intended by Section 9(c) that the Executive will have the absolute right to resign for any reason or for no reason at all at any time during the Contract Period and be paid in full under Section 9(d) of the Agreement so long as the resignation is not to take effect during the first 90 days following consummation of the merger and the Executive gives written notice at least four weeks prior to the effective date of the resignation. The language stating that the Executive may resign "for any reason whatsoever and need not specify the reason" was intended to ensure the Executive that his right to resign during the Contract Period and be paid out in full will not be diminished or forfeited for any reason prior to the end of the Contract Period, including without limitation the passage of time, or any action or inaction by the Executive.


D. Cash Compensation: Section 4 of the Agreement provides, in part, as follows:

                        The Company shall pay to the Executive compensation for his services during the Contract Period as follows:

                        a. Annual Salary. An annual salary equal to the annual salary in effect as of the Change in Control. The annual salary shall be payable in installments in accordance with the Company's usual payroll method. The annual salary shall not be reduced during the Contract Period.

                        b. Annual Bonus. An annual cash bonus equal to the highest of the bonuses paid to the Executive for the three fiscal years prior to the Change in Control. The bonus shall be payable at the time and in the manner which the Company paid such bonuses prior to the Change in Control.

It is our mutual intention with respect to the foregoing language, and the foregoing language shall be so construed, as follows (or such language is hereby amended if and to the extent necessary to make it consistent with the following):

            It is intended that the references to "Change in Control" in the above-quoted language shall mean the consummation of the merger. The statement that "annual salary shall not be reduced during the Contract Period" is intended to mean that the Executive will be entitled to receive either the Executive's salary as in effect at the time of the merger, or such greater salary as may become effective during the Contract Period due to an increase in salary. Thus, assuming that the Hudson-Dime merger closes during calendar 2000:

o The Executive's post-merger Contract Period annual salary shall be not less than the greater of (x) the Executive's salary in effect just prior to the closing of the merger or (y) the highest annual salary level received by the Executive during the post-merger Contract Period.

o The Executive's post-merger annual cash bonus shall be not less than the aggregate amount of cash bonuses paid to the Executive with respect to either 1997, 1998, or 1999, whichever amount is highest.


E.  Payments and Benefits:  Section 9(d) of the Agreement provides as follows:

                        If the Company terminates the Executive's employment during the Contract Period without Cause or if the Executive resigns for good Reason under paragraph 9(b) or for any reason under paragraph 9(c), the Company shall, . . . pay the Executive a lump sum (the "Lump Sum") equal to 3.0 times the sum of (i) the annual salary paid to the Executive immediately prior to the Change in Control plus (ii) the highest annual incentive bonus paid to the Executive for any fiscal year during each of the three fiscal years immediately prior to the Change in Control. . .

It is our mutual intention with respect to the foregoing language, and the foregoing language shall be so construed, as follows (or such language is hereby amended if and to the extent necessary to make it consistent with the following):

            It is intended that the language, "immediately prior to the Change in Control," as used in Section 9(d) and in the context of a merger such as the Hudson-Dime merger, means "immediately prior to the consummation of the merger."


F. Interpretation of Specific Events as "Good Reason": "Good Reason" is defined in Section 1(e) of the Agreement to include the following, if taken without Executive's express written consent:

                                    "(i)  The  assignment  to  Executive  of any
                        duties inconsistent with, or the reduction of authority, powers or responsibilities associated with, Executive's position, title, duties, responsibilities and status with the Company immediately prior to a Change in Control; any removal of Executive from, or any failure to re-elect Executive to, any position(s) or office(s) Executive held immediately prior to such Change in Control. A change in position, title, duties, responsibilities and status or position(s) or office(s) resulting from a Change in Control or from a merger or consolidation of the Company into or with another bank or company shall not meet the requirements of this paragraph if, and only if, the Executive's new title, duties and responsibilities are accepted in writing by the Executive, in the sole discretion of the Executive"
                        . . .


It is our mutual intention with respect to the foregoing language, and the foregoing language shall be so construed, as follows (or such language is hereby amended if and to the extent necessary to make it consistent with the following):

            Exhibit A sets forth certain facts which we acknowledge and agree have occurred prior to the date hereof. We further acknowledge and agree that these facts constitute Good Reason under the language quoted above.


                                    * * * * *

We trust that this letter satisfactorily clarifies issues of concern to you in connection with the Agreement. Please countersign and deliver to us a copy of this letter. Upon our mutual execution and delivery of this letter, this letter shall be binding upon each of us, our successors and assigns as fully as if set forth in the Agreement.

Very truly yours,

HUDSON UNITED BANCORP


By: __________________________

                                       Accepted and agreed to by the Executive
HUDSON UNITED BANK                     as of the date set forth above:


By: _________________________          ________________________________
                                       JOHN MCILWAIN, individually